 Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 Amendment No.4 of our report dated April 19, 2024, except for Notes 1, 2, 7, 8, 13 and 14 which are dated June 26, 2024, with respect to the audited consolidated financial statements of Health In Tech, Inc. for the years ended December 31, 2023 and 2022.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

November 5, 2024